UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): February 12, 2019

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-55456 (Commission File Number)	46-3914127 (I.R.S. Employer Identification No.)

9002 Technology Lane, Fishers Indiana, 46038
(Address of principal executive offices)

(317) 855-9926
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 12, 2019, American Resources closed a merger agreement with Empire Kentucky Land, Inc (“Empire Kentucky”) whereby American Resources will issue Two Million (2,000,000) Class A Common Shares in exchange for 100% of the outstanding shares of Empire Kentucky. Empire Kentucky, along with its wholly-owned subsidiary, Colonial Coal Company, Inc., owns real estate and mineral deposits located in Pike County, Kentucky, near American Resources’ McCoy Elkhorn Coal operations. Concurrently, American Resources entered into an Asset Purchase Agreement with Empire Coal Holdings, LLC (“Empire Coal”) to purchase additional real estate and mineral deposits held by Empire Coal. Consideration paid to Empire Coal for the acquired assets consists of Five Hundred Thousand Dollars ($500,000) and a promissory note in the amount of Two Million Dollars ($2,000,000). The promissory note is secured by the purchased property held by Empire Coal and Empire Kentucky and has a six-month term and a Three Percent (3.0%) annual interest rate. Both Empire Kentucky and Empire Coal are under common control. The effective date of the transaction was February 12, 2019 and is accounted for as an asset purchase under Update ASU 2017-01 Business Combinations (Topic 805).

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description

99.1	Agreement and Plan of Merger with Empire Kentucky Land, Inc.

99.2	Asset Purchase Agreement with Empire Coal Holdings, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: February 21, 2019	By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

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